CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-272850 on Form S-6 of our report dated August 8, 2023, relating to the financial statement of FT 10915, comprising Cboe Vest Large Cap Deep Buffered 20 Portfolio, Series 38, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 8, 2023